Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117941, 333-117536, 333-105284, 333-62030, 333-44764, 333-42385, 333-122607, and 333-130157) of Affiliated Computer Services, Inc. of our report dated January 23, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Dallas, Texas
January 23, 2007